Exhibit 10.5

KNOWLTON DEVELOPMENT CORPORATION, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

1.	PURPOSE

This Amended and Restated Stock Option Plan (as it may be further amended from time to time, this ”Plan”) provides a means whereby Knowlton Development Corporation, Inc. (previously named Knowlton Development Parent, Inc.), a corporation incorporated under the BCBCA (as defined herein) (the “Company”) may provide financial reward, through the grant of options to purchase common shares in the share capital of the Company (“Shares”), to eligible persons who have contributed or are expected to contribute to the development of the Company, and to allow them to directly benefit from the Company’s growth, development and financial success.

2.	INTERPRETATION

The following terms as used in this Plan will have the respective meanings set forth below unless the context otherwise requires:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, shareholder or other equity holder of such Person or manager, director, officer or employee of such Person; provided, that the term “Affiliate” shall exclude any portfolio company of any Sponsors or their Affiliates. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean (i) the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise, or (ii) the ownership or voting control, directly or indirectly, of securities which carry the right to cast more than 50% of the votes or similar rights of decision that may be cast to elect the board of directors or any similar managing body of such Person where such votes or rights are sufficient, if exercised, to elect a majority of the board of directors or similar managing body of such Person; and the terms “controlling” and “controlled” shall have correlative meanings;

“Associate”, where used to indicate a relationship with a Participant, means (i) any domestic partner of that Participant, and (ii) the spouse of that Participant and that Participant’s children (whether by birth or adoption), as well as that Participant’s relatives and that Participant’s spouse’s relatives, in each case if they share that Participant’s residence;

“BCBCA” means the Business Corporations Act (British Columbia);

“Board” means the board of directors of the Company or any committee thereof designated by the Board, including the compensation committee, to administer this Plan in accordance with Section 5 of this Plan;

“Cause” has the meaning set forth below, except with respect to any Optionee who is engaged by the Company or one of its Affiliates pursuant to an effective written Service agreement in which there is a definition of “Cause” or an equivalent term, in which event the definition of “Cause” as set forth in such Service agreement shall be deemed to be the definition of “Cause” herein solely for such Optionee and only for so long as such Service agreement remains effective. In all other events, the term “Cause” means, to the extent permissible under applicable laws, that the Optionee: (a) is convicted of or indicted for, or pleads guilty or no contest to, a felony or crime involving moral turpitude; (b) commits any act of fraud, misappropriation of funds, embezzlement or dishonesty; (c) engages in illicit use of controlled substances, which use interferes with the Optionee’s performance of the Optionee’s duties to the Company or any of its

Subsidiaries; (d) fails to substantially perform the Optionee’s duties to the Company or any of its Subsidiaries (after notice to the Optionee of the same, with a single 15-day opportunity to cure with respect to matters that, by their nature, are capable of being cured); (e) breaches any material provision of such Optionee’s Service agreement, Option Agreement, or any other agreement with the Company or any of its Subsidiaries; (f) commits willful and dishonest misconduct in the performance of the duties to the Company or any of its Subsidiaries that has or could reasonably be expected to result in financial or reputational harm to the Company or any of its Subsidiaries; or (g) materially breaches any provision of any restrictive covenant protective of the Company or any of its Subsidiaries; provided that the Company provides notice to the Optionee of the occurrence of any such breach with a single 15-day opportunity to cure with respect to matters that, by their nature, are capable of being cured;

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time;

“Company Notice” has the meaning set forth in subsection 7(a)(ii);

“Cornell” means CC KDC Co-Invest LP (Cayman);

“Disability” has the meaning set forth below, except with respect to any Optionee who is engaged by the Company or one of its Affiliates pursuant to an effective written Service agreement in which there is a definition of “Disability” or an equivalent term, in which event the definition of “Disability” as set forth in such Service agreement shall be deemed to be the definition of “Disability” herein solely for such Optionee and only for so long as such Service agreement remains effective. In all other events, the term “Disability” means: any medical condition whatsoever that leads to (i) an Employee’s absence from his or her usual job functions for a continuous period of six months, without such Employee being able to resume functions on a full time basis at the expiration of such period and which, in light of the position held by the Employee, the parties agree would cause undue hardship to the Company or the relevant Subsidiary which cannot be accommodated (and unsuccessful attempts to return to work for periods of fewer than 28 days will not interrupt the calculation of such six-month period), (ii) an Employee’s absence from his or her usual job functions for 270 days in the aggregate during any period of 365 consecutive days, or (iii) a determination by a court of competent jurisdiction that such Employee is unable to manage his or her own affairs;

“Effective Date” has the meaning set forth in Section 12;

“Election Deadline” has the meaning set forth in subsection 7(a)(ii);

“Employee” means an Optionee who is an employee of the Company or the relevant Subsidiary;

“Exercise Price” has the meaning set forth in subsection 6(b);

“Fair Market Value” of a Share means:

(i)

(A) the closing price of a Share on the TSX where value is determined in Canadian dollars for the grant or payment of an Option or (B) the closing price of a Share on the NYSE where value is determined in U.S. dollars for the grant or payment of an Option, in each case on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred);

(ii)

if the Shares are not listed on both the TSX and the NYSE, then as calculated in paragraph (i) by reference to the price on the stock exchange on which the Shares are listed (if more than one, then using the exchange on which a majority of Shares are traded); or

(iii)	if the Shares are not listed on any stock exchange, the fair market value as determined by the Board in its sole discretion;

“Governmental Entity” means any (i) governmental or public department, central bank, court, commission, board, bureau, agency, commissioner, minister, governor-in-council, cabinet, tribunal or instrumentality whether international, multinational, national, federal, provincial, state, municipal, local or other, (ii) subdivision or authority of any of the above, or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

“Insider” means a “reporting insider” as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes Associates and affiliates (as such term is defined in Part 1 of the TSX Company Manual) of such “reporting insider”;

“Legal Representative” means, in respect of the death of an Optionee, the administrator, executor or liquidator of the Optionee’s estate and, in respect of Disability of the Optionee, any Person appointed pursuant to a “living will” or mandate in case of Disability or by Court order to administer the Optionee’s estate or assets;

“NYSE” means the New York Stock Exchange;

“Option” means an option to purchase Shares granted pursuant to the terms of this Plan;

“Option Agreement” has the meaning set forth in Section 6;

“Optioned Shares” means, in respect of an Option, the total number of Shares which an Optionee may purchase pursuant to that Option;

“Optionee” means a Person to whom an Option has been granted pursuant to this Plan;

“Participant” has the meaning set forth in subsection 4(a);

“Person” is to be interpreted broadly and includes an individual, partnership, company, corporation, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns are to have a similarly extended meaning;

“Proposed Closing Date” has the meaning set forth in subsection 7(a)(ii);

“Sale of the Company” means (i) a sale of all or substantially all of the assets of the Company to an un-Affiliated third party; (ii) a sale resulting in more than 50% of the Shares being held by an un-Affiliated third party of any Sponsors; or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into an un-Affiliated third party after which more than 50% of the Shares are held by an un-Affiliated third party;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time Employees, directors, Insiders, or consultants of the Company or a Subsidiary of the Company, including a Share purchase from treasury by a full-time Employee, director, Insider, or consultant which is financially assisted by the Company or a Subsidiary of the Company by way of a loan, guarantee or otherwise;

“Shares” has the meaning set forth in Section 1;

“Section 409A” means Section 409A of the Code together with all regulations, guidance, compliance programs and other interpretative authority thereunder;

“Service” means the Optionee’s service as an employee, director or independent contractor with the Company or any of its Subsidiaries;

“Sponsors” means Cornell and Caisse de dépôt et placement du Québec;

“Subsidiaries” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for all of the directors or comparable managers are owned, directly or indirectly, by the first Person;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended;

“Termination Date” means, without regard to any period corresponding to a notice of termination of employment or engagement, payment in lieu of any notice of termination of employment or engagement, termination pay, severance pay, termination fees, payment in lieu of resignation notice or any indemnity or damages for termination of employment or engagement that is given or that ought to have been given, whether pursuant to applicable law, common law, civil law, contract or further to a judgment rendered by a tribunal of competent jurisdiction, as well as any period of salary continuance or deemed employment or engagement in respect of such termination of employment (further to reinstatement or otherwise) or engagement: (i) the date on which the Optionee’s Service is terminated by the Company or the relevant Subsidiary for any reason; (ii) the date on which the Optionee voluntarily terminates his or her Service for any reason; (iii) the date of death of the Optionee; or (iv) the date on which the Optionee is deemed to be incapacitated in accordance with the definition of Disability;

“TSX” means the Toronto Stock Exchange; and

“Withholding Obligations” has the meaning set forth in subsection 9(a).

As used in this Plan, words importing the singular number only will include the plural and vice versa and words importing gender will include both genders, unless the context clearly requires otherwise.

3.	SHARES AVAILABLE UNDER PLAN

The maximum number of Shares issuable under this Plan is [●] Shares, which represents the Shares issuable upon exercise of Options outstanding as of [●], 2021, being the date that this Plan is amended and restated, which, when delivered in accordance with the terms and conditions of any Option Agreement and this Plan, shall be validly issued, fully paid and non-assessable. The Board will not grant any additional Options under this Plan.

4.	ELIGIBILITY

(a)	Options may be granted to Employees or contractors or consultants of the Company or the relevant Subsidiary (each a “Participant”). A Person may be granted more than one Option under this Plan.

(b)

Subject to subsection 6(f) and subsection 11(i), (i) the maximum number of Shares issuable from treasury to Participants who are Insiders, at any time, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis); and (ii) the maximum number of Shares issued from treasury to Participants who are Insiders, within any one-year period, under this Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent

(10%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis). Any Option granted pursuant to the Plan, or securities issued under the any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded for the purposes of the limits set out in this subsection 4(b).

5.	ADMINISTRATION

(a)	This Plan will be administered by, and under the supervision of, the Board.

(b)	The Board will have the power to:

(i)	[Reserved]

(ii)	determine the time or times when, and the manner in which, each Option will be vested and exercisable and the duration of the exercise term; and

(iii)	determine the other terms and conditions of Options, subject to and in accordance with the terms of this Plan.

(c)	[Reserved]

(d)	[Reserved]

(e)

The Board may interpret this Plan and, in its sole discretion, prescribe, amend or rescind any rules and regulations necessary or appropriate for the administration of this Plan and make such other determinations and take such actions in connection with the administration of this Plan as it deems necessary or advisable.

(f)	Any such interpretation or determination so made will be final, binding and conclusive.

(g)

Each member of the Board and any delegate appointed by the Board for the purposes of this Plan will be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member’s or Person’s own fraud, criminal or willful misconduct or bad faith, to the extent permitted by applicable law. Such indemnification will be in addition to any rights of indemnification such member may otherwise have as a director of the Company or may otherwise have as an officer of the Company or any of its Affiliates, as applicable.

(h)	The Board may delegate all or any of its powers and duties hereunder to a committee of the Board, subject to such limitations as it may impose.

6.	TERMS AND CONDITIONS

Each Option granted under this Plan will be evidenced by an option agreement (each, an “Option Agreement”), in such form as may be approved by the Board in its sole discretion, which will be subject to the following express terms and conditions and to such other terms and conditions as set out in the Option Agreement as the Board may deem appropriate:

(a)

Conditions to Exercise. Options will become exercisable when (and to the extent) vested and upon the satisfaction of such other conditions to exercise (if any) as the Board may determine and as are set out in the Option Agreements. Notwithstanding anything to the contrary in this Plan or any Option Agreement, (i) the term of each Option will not exceed 10 years from the date of grant of such Option, and (ii) to the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one

Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration, and the Company will effect a “net exercise” of the Option under which the Company will reduce the number of Shares otherwise issuable to the Participant upon such exercise by the number of Shares with an aggregate Fair Market Value that equals the sum of the aggregate Exercise Price and any Withholding Obligation, the whole in accordance with applicable securities laws and policies adopted by the Company.

(b)

Exercise Price. Subject to adjustment in accordance with this Plan, the purchase price of each Share subject to an Option (with respect to such Option, its “Exercise Price”) will be not less than the Fair Market Value of a Share as at the date of grant of the Option.

(c)

Payment of Exercise Price. The Exercise Price of any Share in respect of which an Option is exercised will be paid in cash or an equivalent thereof (e.g., by certified cheque payable to the Company), unless otherwise permitted by the Board in its sole discretion. Subject to approval of the Board in its sole discretion, Optionees may elect, in lieu of exercising Options, to surrender such Options to the Company in consideration of a payment to be satisfied by the Company issuing a number of Shares to the Optionee equal to the number of Optioned Shares in respect of such surrendered Options, less the number of Shares having an aggregate Fair Market Value at that time equal to the aggregate Exercise Price in respect of such surrendered Options, subject to Section 9. In the event of such a surrender, the Company will duly and timely file an election in respect thereof under subsection 110(1.1) of the Tax Act, where applicable.

(d)

Vesting Periods. Each Option will vest over such period and/ or upon the occurrence of certain events as the Board may determine, in its sole discretion, and as set out in the corresponding Option Agreement. If an Optionee purchases fewer Shares than such Optionee is entitled to purchase under an Option, then any remaining portion of Shares will remain available for purchase, subject to the terms of the Option Agreement.

(e)	Obligation to Issue Shares. The Company’s obligation to issue Optioned Shares to an Optionee pursuant to the exercise of an Option may be subject to:

(i)

completion of such registration or other qualifications of such Optioned Shares or obtaining approval of such governmental authority or stock exchange as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale of the Optioned Shares; and

(ii)	[Reserved]

(iii)	[Reserved]

(iv)	the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Optioned Shares as may be necessary to comply with applicable laws.

(f)

Adjustments in Event of Change in Shares. If there is any change in the issued and outstanding capital of the Company by reason of any recapitalization, reorganization, arrangement, merger, amalgamation, dissolution, dividend (other than an ordinary dividend), stock dividend, or a consolidation, subdivision, reclassification, split, combination or exchange of shares, or any similar change affecting the Shares or the share capital of the Company, the number and kind of shares which after such change may be optioned and sold under this Plan, the number and kind of shares or other securities subject to outstanding Options, the Exercise Price of Options and/ or any other term of the Options, including, without limitation, vesting terms or performance targets, shall be appropriately adjusted consistent with such change in such manner as the Board, in its sole discretion, deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in this Plan.

(g)

No Fractional Shares. Except as otherwise determined by the Board, the Company shall not be obligated to issue fractional Shares upon the exercise of Options; provided that, notwithstanding the foregoing, no cash shall be paid in respect of a fractional Share in connection with an Option granted to a Participant who is subject to Canadian taxation, and the Committee shall be entitled to round the number of Shares subject to such Option down to the nearest whole number without further compensation payable to the Participant.

(h)

Certificates. All certificates for Shares or other securities delivered under this Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Board deems necessary or advisable, including restrictions under any applicable securities law, or any rules, regulations and other requirements of the regulatory authorities or any stock exchanges or automated quotation system on which the Shares may be listed.

(i)

Non-transferability. Other than by will or by the laws of succession or as specifically provided under this Plan, no Option may be sold, transferred, assigned, alienated, pledged, encumbered, given as security, or be subject to attachment, change, anticipation, execution, garnishment, sequestration, or other seizure under any legal or other process. Any transaction purporting to effect such a prohibited result is void. During the lifetime of the Optionee, an Option will be exercisable only by such Optionee and for such Optionee’s sole beneficial interest.

7.	SALE OF THE COMPANY

(a)	Upon the Company entering into or otherwise becoming aware of a transaction which, if completed, would result in a Sale of the Company:

(i)

Early Vesting. The Board may, in its sole discretion, accelerate the vesting and/ or waive any conditions to the exercise of all or any portion of outstanding Options so that such outstanding Options will be fully vested and exercisable upon (or prior to) the completion of the Sale of the Company and on such conditions as the Board may determine.

(ii)

Company Notice. The Board may provide notice to Optionees of the proposed Sale of the Company (the “Company Notice”) setting out the proposed closing date for such transaction (the “Proposed Closing Date”) and the details of any acceleration of vesting and/ or waiver of any conditions to the exercise of such Optionee’s Options. Prior to the election deadline specified in the Company Notice (the “Election Deadline”), an Optionee may give irrevocable notice in writing to the Company of his or her election to exercise or not to exercise any vested and exercisable Options. Subject to the sole discretion of the Board, the Company Notice may also provide that the Optionee may elect to surrender any vested and exercisable Options to the Company in consideration for a cash payment equal to the difference between the Fair Market Value of the Optioned Shares in respect of such Options and the aggregate Exercise Price of such Options, subject to Section 9, whereupon such Options will be deemed to have been cancelled. In the event of such a surrender, the Company will duly and timely file an election in respect thereof under subsection 110(1.1) of the Tax Act, where applicable. If the Optionee elects to not exercise or surrender any Options, or if no such notice is received by the Company by the Election Deadline, all Options held by such Optionee will terminate and expire immediately prior to the closing of the Sale of the Company.

(iii)	Deemed Exercise; Assumption or Replacement of Options by Successor. Notwithstanding the foregoing, the Board may, in its sole discretion, deal with

Options in any manner it deems fair in good faith in light of the circumstances of any proposed Sale of the Company. Without limiting the generality of the foregoing, the Board may, without any action or consent required on the part of any Optionee, (i) deem the vested and exercisable portion of any Options to have been exercised and the resulting Shares tendered for sale in a Sale of the Company, in which case the Company may apply a portion of the Optionee’s proceeds from the closing of the Sale of the Company to the Exercise Price payable by that Optionee for the exercise of his or her Options, (ii) exchange Options for options to purchase shares in the capital of the acquiror or any Company which results from an amalgamation, merger arrangement or similar transaction involving the Company made in connection with a Sale of the Company, and (iii) terminate Options that are unvested or not yet exercisable or with an Exercise Price greater than the Fair Market Value of the Optioned Shares.

8.	TERMINATION OF EMPLOYMENT

(a)

Disability or Death. Unless otherwise provided in an Option Agreement, in the event of an Optionee’s termination of Service, as the case may be, as a result of Disability or death, the Optionee (or his or her Legal Representative) may exercise any Options that were vested and exercisable at the Termination Date and the right to exercise such Options terminates on the earlier of: (i) the first anniversary of the Termination Date; and (ii) the date on which the particular Option expires pursuant to this Plan; provided that any Options not exercised on or prior to such date shall immediately expire and be cancelled without consideration. Any Options held by the Optionee that were not vested and exercisable at the Termination Date shall immediately expire and be cancelled on such date without consideration, or at a time as may be determined by the Board, in its sole discretion.

(b)

Termination without Cause. Unless otherwise provided in an Option Agreement, in the event of an Optionee’s termination of Service by the Company or the relevant Subsidiary without Cause, any Options held by the Optionee that were vested and exercisable at the Termination Date shall continue to be exercisable by the Optionee until the earlier of: (i) the date that is 90 days after the Termination Date; and (ii) the date on which the particular Option expires pursuant to this Plan; provided that any Options not exercised on or prior to such date shall immediately expire and be cancelled without consideration. Any Options held by the Optionee that were not vested and exercisable at the Termination Date shall immediately expire and be cancelled on such date without consideration, or at a time as may be determined by the Board, in its sole discretion.

(c)

Termination with Cause. Unless otherwise provided in an Option Agreement, in the event of an Optionee’s termination of Service by the Company or the relevant Subsidiary with Cause or the Optionee resigns at a time when grounds for Cause exist, any Options held by the Optionee, whether or not vested and exercisable at the Termination Date, shall immediately expire and be cancelled on such date without consideration.

(d)

Resignation. Unless otherwise provided in an Option Agreement, in the event of an Optionee’s resignation from Service, or termination of Service for any reason other than the termination events described in Sections 8(a), (b) and (c) hereof, any Options held by the Optionee that remain outstanding after such termination and were vested and exercisable at the Termination Date shall continue to be exercisable by the Optionee until the earlier of (i) the date that is 30 days after the Termination Date; and (ii) the date on which the particular Option expires pursuant to this Plan; provided that any Options not exercised on or prior to such date shall immediately expire and be cancelled without consideration. Any Options held by the Optionee that were not vested and exercisable at the Termination Date shall immediately expire and be cancelled on such date without consideration, or at a time as may be determined by the Board, in its sole discretion.

9.	WITHHOLDING TAXES

(a)

The Company or its Affiliates may withhold from any amount payable to an Optionee, either under this Plan or otherwise, such amounts as are required by law to be withheld or deducted as a consequence of such Optionee’s exercise or surrender of Options or other participation in this Plan (“Withholding Obligations”). The Company or its Affiliate will have the right, in its discretion, to satisfy any Withholding Obligations by:

(i)	retaining the amount necessary to satisfy the Withholding Obligations from any amount which would otherwise be delivered, provided or paid to the Optionee, whether under this Plan or otherwise;

(ii)	requiring the Optionee, as a condition of exercise of any Options to:

(A)	remit the amount of any such Withholding Obligations to the Company or its Affiliates in advance; or

(B)	reimburse the Company or its Affiliates for any such Withholding Obligations; and/or

(iii)	making such other arrangements as the Company or its Affiliates may reasonably require.

10.	COMPLIANCE WITH SECTION 409A OF THE CODE

(a)

General. The Company intends that the Plan and all Options be construed to avoid the imposition of additional taxes, interest and penalties pursuant to Section 409A. Notwithstanding the Company’s intention, in the event any Option is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Board may, in its sole discretion and without an Optionee’s prior consent, amend the Plan and/ or Options, adopt policies and procedures or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/ or any Option from the application of Section 409A, (b) preserve the intended tax treatment of any such Option or (c) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant. In no event shall the Company or any of its Subsidiaries or Affiliates be liable for any additional tax, interest or penalties that may be imposed on an Optionee under Section 409A or for any damages for failing to comply with Section 409A.

(b)

Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Option Agreement, any payments of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

(c)

Separation from Service. A termination of service shall not be deemed to have occurred for purposes of any provision of the Plan or any Option Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Option Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service” or like term shall mean “separation from service.”

(d)

Separate Payments. For purposes of Section 409A, an Optionee’s right to receive any installment payments pursuant to this Plan or any Option granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of Shares subject to vesting under any Option shall be considered a right to receive a series of separate and distinct payments.

11.	MISCELLANEOUS

(a)

No Rights as Shareholder. No Optionee will have any rights as a shareholder with respect to any Optioned Shares prior to the date of issuance of such Shares by the Company to the Optionee pursuant to the terms of this Plan.

(b)

No Employment Rights. Neither this Plan nor any Option will confer upon any Optionee any right with respect to continuance of Service with the Company or any of its Affiliates, or interfere in any way with the right of the Company or its applicable Affiliate to terminate any Optionee’s Service at any time and for any reason in accordance with applicable law. The Optionee waives any and all right to compensation or damages in consequence of termination of Service (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Optionee ceasing to have Options, rights, or be entitled to any payment, under this Plan, including in respect of any Options which may have been issued or have vested after the Termination Date.

(c)

No Guarantees Regarding Tax Treatment. Optionees (or their beneficiaries) shall be responsible for all taxes with respect to any Options under the Plan. The Board and the Company make no guarantees to any Person regarding the tax treatment of Options or payments made under the Plan. Neither the Board nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Option under the Tax Act, Section 409A of the Code, Section 457A of the Code or otherwise, and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees, representatives, shareholders or investors shall have any liability to an Optionee with respect thereto.

(d)

Conditions and Restrictions on Shares. The Board may impose such conditions or restrictions on any Shares received in connection with an Option as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Optionee: (i) hold the Shares received for a specified period of time or (ii) represent and warrant in writing that the Optionee is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares (if any) may include any legend that the Board deems appropriate to reflect any conditions and restrictions applicable to such Shares.

(e)

No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of or to its capital or business structure or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company to take any action that it deems to be necessary or appropriate.

(f)

Accounts and Statements. The Company will maintain records of the details of each Option granted to each Optionee under this Plan, including the date of the grant, the Exercise Price, vesting conditions, number of Shares in respect of which the Option has been exercised, and number of Shares which Optionee may still purchase under an Option.

(g)

Confidentiality. Optionees are required to keep confidential the contents of this Plan and the terms of any Option Agreement, corporate information and materials and any information packages relating thereto.

(h)

Severability. If any provision of this Plan is ever held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts or provisions of this Plan and this Plan will be construed, administered and enforced as if such illegal or invalid provision had never been included in this Plan.

(i)	Amendment or Termination.

(i)

Amendment or Termination of the Plan; Terms of Options. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in this Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof, at any time, and the Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Option theretofore granted, prospectively or retroactively, without the consent of any relevant holder of such Options, at any time; provided, however, that:

(A)	such action shall require the prior approval, if required, of the shareholders of the Company or of any stock market or exchange on which the Shares are quoted or traded; and

(B)

subject to Section 6(f), Section 7 and Section 8, no such action shall materially adversely affect the rights of any affected Participant or holder or beneficiary under any Option theretofore granted under the Plan without the consent of such person, except to the extent any such action is made to cause the Plan or Option to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of events (including the events described in Section 6(f)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(ii)	Automatic Termination of the Plan. This Plan will automatically terminate on the date on which all Options issued under the Plan have either been exercised, cancelled or forfeited.

(iii)	Shareholder Approval. Notwithstanding Section 11(i)(i), shareholder approval in accordance with applicable stock exchange rules shall be required for any of the following:

(A)	any increase to the maximum number of Shares issuable under the Plan, except in the event of an adjustment pursuant to Section 6(f);

(B)	except in the event of an adjustment pursuant to Section 6(f), amending or modifying the terms of an Option to lower the exercise price or hurdle price;

(C)	except in the event of an adjustment pursuant to Section 6(f), cancelling any Option and granting a replacement Option or other awards having a lower exercise price or hurdle price;

(D)	any extension of the term of an Option beyond the original expiry date, to the extent such amendment benefits an Insider;

(E)	any amendment which increases limits on Shares that may be issuable to Insiders as set forth in Section 4(b); and

(F)	any amendment to the amendment provisions of this Plan that reduces the range of amendments which require shareholder approval under this Section.

(iv)

Permitted Amendments. Without limiting the generality of Section 11(i)(i) but subject to Section 11(i)(iii), the Board may in its absolute discretion and without shareholder approval make the following amendments to the Plan or any portion thereof or the terms of any outstanding Option:

(A)	any amendment to the vesting provision or performance criteria, if applicable, or assignability provisions of the Options;

(B)	any amendment to the expiration date of an Option that does not extend the terms of the Option past the original date of expiration of such Option;

(C)	any amendment regarding the effect of termination of a Participant’s employment or engagement;

(D)	any amendment which accelerates the date on which any Option may be exercised under the Plan;

(E)	any amendment to the eligibility criteria under the Plan;

(F)	any amendment necessary to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations;

(G)

any amendment of a “housekeeping” nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(H)	any amendment regarding the administration of the Plan;

(I)	any amendment to add or amend provisions a form of financial assistance, or “clawback” or recoupment; and

(J)	any other amendment that does not require the approval of the shareholders of the Company under Section 11(i)(iii).

(j)	Duration of Plan. Unless sooner terminated as provided in Section 11(i), this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

(k)	Governing Law. This Plan will be governed by and construed in accordance with the laws of the state of Delaware and the laws of the United States applicable therein.

(l)

Headings. The division of this Plan into subsections and clauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.

(m)

Notice. Any notice required or permitted to be given pursuant to the terms of this Plan will be given by delivery, email or registered mail to the address or email address of the recipient shown in the records of the Company, or by delivery or registered mail to the Company at its registered office, and will be deemed to have been received when delivered or on the third day of uninterrupted postal service after mailing, as the case may be. Any inadvertent failure by the Company to give notice to any Optionee or Optionees pursuant to this Plan will not invalidate any action proposed to be taken by the Company in connection with such notice.

12.	EFFECTIVE DATE

This Plan is effective as of April 6, 2019 (the “Effective Date”).